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                                                                    EXHIBIT 10.1


                    TERMINATION AGREEMENT AND MUTUAL RELEASE


         THIS TERMINATION AGREEMENT AND MUTUAL RELEASE (this "Agreement") is made and entered into as of March 31, 2001, by and among PowerSpring, Inc., a Delaware corporation (the "Company"), Metretek Technologies, Inc., a Delaware corporation ("Metretek"), Metretek Energy Incorporated, a Colorado corporation ("Mercator"), John A. Harpole, an individual resident of the State of Colorado (the "Employee"), and Mercator Energy, LLC, a Colorado limited liability company ("New Mercator").

                                    Recitals
                                    --------

         WHEREAS, on March 17, 2000, the Company acquired Mercator, which was then owned by Employee, pursuant to a merger (the "Merger"); and

         WHEREAS, in connection with the Merger, the Company and Employee entered into various agreements and instruments setting forth their various rights and obligations with respect to each other, including but not limited to Employee's employment with the Company and the Company's purchase price payment obligations pursuant to a promissory note; and

         WHEREAS, the parties now desire to terminate certain existing agreements and instruments between each other, to transfer the business of Mercator as it now exists to New Mercator, a limited liability company recently formed by Employee, and to create new relationships, upon the terms and subject to the conditions set forth herein;

                                    Agreement
                                    ---------

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. TERMINATION OF EMPLOYMENT AND RESIGNATION OF POSITIONS BY EMPLOYEE. Employee and the Company hereby agree that, effective as of the "Effective Date" (as defined in Section 17) of this Agreement, the Company's employment of Employee shall be terminated and Employee resigns any and all positions held by him as an officer and a director of the Company and of Mercator.

         2. TERMINATION OF AGREEMENTS AND INSTRUMENTS.

                  (a) Effective as of the Effective Date of this Agreement, the Company and Employee agree that the following agreements and instruments (the "Terminated Instruments"), and all covenants, agreements and obligations thereunder (except as otherwise expressly set forth in this Agreement), are fully, finally and forever terminated, notwithstanding any provisions therein to the contrary:

                           (i) The Employment and Non-Competition Agreement,
dated as of March 17, 2000, by and between the Company and Employee, including but not limited to the Company's severance obligations to the Employee thereunder and Employee's non-competition obligations to the Company and its affiliates thereunder;



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                           (ii) The $741,666 Non-Negotiable Promissory Note,
issued on March 17, 2000 by the Company to Employee, which Employee agrees to deliver to the Company on the Effective Date;

                           (iii) The Security Agreement, dated as of March 17,
2000, between the Company and the Employee, including the security interest granted by the Company to Employee therein;

                           (iv) The Stockholders Agreement, dated as of March
17, 2000 (the "Stockholders Agreement"), among the Company, Metretek and Employee; and

                           (v) The Uniform Commercial Code Financing Statements
UCC-1's filed by the Employee with the Secretary of State of the State of Colorado, which Employee warrants is the only office in which the UCC-1s have been filed, and Employee agrees to execute and file UCC-3s on the Effective Date with the same office evidencing the termination of the security interests referred in the UCC-1's and releasing the same; and

                  (b) No party to any Terminated Instrument shall incur any liability or obligation as a result of the termination of such Termination Agreement pursuant to this Agreement. Any rights or obligations under any Terminated Instrument prior to the date hereof shall be terminated as of the date hereof. Any prior breaches and/or defaults by any party of any Terminated Instrument shall be fully, finally and forever waived without liability or obligation thereunder.

         3. TRANSFER OF MERCATOR ASSETS.

                  (a) TRANSFER OF MERCATOR ASSETS. On the Effective Date (as defined in Section 17), upon the terms and subject to the conditions set forth in this Agreement, the Company and Mercator agree to sell, assign, transfer, convey and deliver to New Mercator, and New Mercator agrees to purchase and acquire from the Company and Mercator, all of the Company's and Mercator's right, title and interest in and to all of the assets used primarily in the business operations of Mercator as of the date hereof (the "Mercator Assets"), which Mercator Assets are specifically set forth on SCHEDULE I hereto.

                  (b) NO REPRESENTATION. All parties hereto acknowledge and agree that Metretek, the Company and Mercator make no, and disclaim all, representations and warranties with respect to the Mercator Assets of any kind, express or implied, statutory or otherwise, including but not limited to warranties of merchantability, suitability, fitness for a particular purpose, title (except that the Company, Metretek and Mercator represent and warrant to New Mercator that after the Effective Date they will have no title to, and will not claim any interest in, any of the Mercator Assets, nor will any third party have or be entitled to claim any interest in any of the Mercator Assets, by, through or under the Company or Metretek as the result of any act of the Company or Metretek, other than an act of the Employee) or non-infringement of third party rights, and Metretek, the Company and Mercator assume no responsibility whatsoever with respect to the use or sale by or the incorporation of the Mercator Assets in the business of, Employee or New Mercator, or their customers or other transferees, and that the Mercator Assets are being transferred and Employee and New Mercator agree to accept the Mercator Assets on an "as is, where is with all faults" basis and in their present condition.



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                  (c) USE OF COMPANY FACILITY. For a period commencing on the date hereof and expiring on December 31, 2001, New Mercator shall be entitled to continue to utilize, without rent or other charge except as specifically provided for herein, the space in the Company's facility in which Employee currently has been operating the Mercator business located at 600 17th Street, Suite 800 North, Denver, Colorado (the "Current Facility"), with reasonable rights to use of common areas, provided that New Mercator shall not have the right to expand the amount of space for New Mercator after the date hereof without the prior written consent of PowerSpring, in its sole discretion, and provided further that Employee agrees to reimburse the Company for any out-of-pocket costs incurred by the Company (other than rent, utilities and property insurance) incurred by the Company due to any action or inaction of, or the conduct of business by, the Employee or New Mercator, or costs by Employee's conduct of the business, after the date hereof. The Company agrees to permit New Mercator, at its own cost and without any cost to the Company, to install a wall in the Current Facility separating the space to be used by New Mercator and to install a separate entrance, with a lock, for the space of New Mercator, provided such installation is in compliance with the lease for the Current Facility and all applicable legal requirements. If, and only if, the Company renews its lease for the Current Premises, it agrees either to sublease the separate space to New Mercator, at its cost (including proportionate rent, common area maintenance, utilities and other leasehold related charges), or to reasonably cooperate with New Mercator in allowing New Mercator to rent directly from the landlord its separate space.

         4. ADDITIONAL TERMINATION PAYMENTS. In addition to the other consideration to be received by Employee hereunder, on the Effective Date, Employee shall be entitled to receive the following additional consideration:

                  (a) CASH PAYMENTS. The Company shall pay to Employee the amount of $250,000 by check made payable to the order of Employee or by wire transfer of immediately available funds to an account designated by Employee as follows $150,000 shall be due and payable on the date hereof, $50,000 shall be due and payable six months from the date hereof, and the final $50,000 shall be due and payable on the first anniversary of the date hereof; provided, however, that in the event Metretek renews or replaces its existing credit facility with National Bank of Canada (the "Bank") with a loan availability no less than the current loan availability, then the Company shall make any payments due under this Section 4(a) that have not already been paid to Employee within fifteen
(15) days after such renewal. The Company agrees to notify Employee as soon as practical after Metretek renews or replaces its existing credit facility with the Bank.

                  (b) METRETEK STOCK OPTIONS. Metretek shall grant to Employee options (the "Metretek Stock Options") to purchase 80,000 shares of Common Stock, par value $.01 per share ("Metretek Common Stock"), of Metretek, with an exercise price equal to $2.00. The Metretek Stock Options shall vest on the date hereof and shall remain exercisable until the second anniversary of the date hereof. The Metretek Stock Options shall be in substantially the form attached hereto as EXHIBIT A.

                  (c) COMPANY STOCK OPTIONS. Employee's options to purchase 60,000 shares of Common Stock, par value $.01 per share, of the Company, which are exercisable at an exercise price of $17.88 per share, shall remain outstanding and exercisable in accordance with the terms thereof.

                  (d) REPRICING OF METRETEK WARRANTS. The exercise price of the Warrants to purchase 60,000 shares of Metretek Common Stock, issued on March 17, 2000, to the Employee (the "Metretek Warrants"), shall be reduced by $1.50 per share of Metretek Common Stock.



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                  (e) MEDICAL INSURANCE. The Company agrees to continue, for a period of 90 days after the date hereof, medical insurance for Employee and the other employees (up to three) of the Company who accept employment with New Mercator.

         5. REDEMPTION OF EMPLOYEE SHARES.

                  (a) REDEMPTION. On the Effective Date, Employee shall sell, assign, transfer and deliver to the Company, and the Company shall purchase and redeem from Employee, 2,500,000 shares of Common Stock, par value $.01 per share (the "Company Shares") of the Company (the "Employee Shares"), which constitute all of the Company Shares owned by Employee on the date hereof.

                  (b) SURRENDER OF CERTIFICATES. On the Effective Date, Employee agrees to surrender and deliver to the Company the certificate or certificates representing the Employee Shares, which certificate or certificates shall be duly endorsed in blank or for transfer to the Company by the Employee, along with duly executed stock powers in a form acceptable to the Company.

                  (c) NO CONFLICTING AGREEMENTS. The parties hereto hereby acknowledge and agree that neither the Company nor Employee is or ever was a party to any oral or written buy-sell, shareholders, close corporation or other agreement, or proxy or voting trust agreement or arrangement, restricting or relating to the voting or transfer of any Company shares, other than the Stockholders Agreement.

         6. CONSULTING ARRANGEMENTS.

                  (a) NEW MERCATOR CONSULTING AGREEMENT. On the Effective Date, upon the terms and subject to the conditions set forth herein, the Company, Employee and New Mercator agree to enter into a consulting agreement, in substantially form attached hereto as EXHIBIT B and made a part hereof (the "Consulting Agreement"), pursuant to which the Company agrees to pay a consulting fee in the amount of $5,000 per month to the New Mercator in exchange for which New Mercator (including Employee) agree to provide to the Company up to 25 hours of consulting services per month, as requested by the Company, for a period of eight (8) months.

                  (b) ADDITIONAL CONSULTING BY EMPLOYEE. After the expiration of the Consulting Term (as that term is defined in the Consulting Agreement), Employee agrees to personally provide to the Company his services, on a consulting basis, as reasonably requested by the Company, for a consulting fee at the rate of $200 per month, payable by the Company within thirty (30) days after the Company receives a signed report by Employee detailing such consulting services, including dates, times and description of services. The services to be performed by Employee hereunder shall be consulting services in connection with any arbitration or litigation (actual or threatened) proceedings relating to Justin C. Sutton or Intermarket Trading Company LLC. Employee shall perform any such consulting services in good faith, in a professional manner, using his best efforts and in compliance with all applicable laws, rules and regulations.

         7. SALE OF POWERSPRING SYSTEMS.

                  (a) The Company agrees to sell to New Mercator the "PowerSpring System" upon the standard terms and conditions, including price, that it generally offers and sell the same products and services to its customers (excluding special or limited offers, discounts and promotional sales) for a period of two (2) years from the date hereof.



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                  (b) Notwithstanding Section 7(a), the Company shall have no obligation to offer and sell the "PowerSpring System" to the public, and Section 7(a) shall not prevent the Company from modifying the PowerSpring System from time to time.

         8. ONGOING COMPANY MATTERS.

                  (a) DEFINITION OF CONFIDENTIAL INFORMATION. For purposes of this Agreement, the term "Confidential Information" shall mean any and all information, however documented, which is confidential property or otherwise non-public, related to the business and affairs of the Company and its affiliates, including, but not limited to, their assets, properties, operations, finances, practices, procedures, policies, methods, contracts, agreements and arrangements, lending policies, pricing policies, price lists, financial plans, business plans, financial information, financial projections, budgets, marketing strategies and techniques; the identity and location of all past, present and prospective customers, suppliers, affiliates, debtors, creditors, lenders, employees, consultants, advisors, agents, distributors, wholesalers, clients and others who have dealings with the Company; trade secrets, processes, photographs, graphics, product specifications, formulas, compositions, samples, inventions, ideas, research and development; patents, patent applications; copyrights and copyright applications (in any such case, whether registered or to be registered in the United States or any foreign country) applied for, issued to or owned by the Company; any and all processes, computer programs and software (including object code and source codes, database, technologies, engineering or technical data, drawings, sketches or designs, manufacturing or distribution methods or techniques; and any other information known to Employee to be confidential, proprietary, secret or otherwise non-public information of the Company; provided, however, that the term "Confidential Information" shall not mean or include (i) information primarily related to the Mercator Assets or to the business of Mercator as it was operated by Employee on behalf of the Company prior to the date hereof; or (ii) any information that has been generally made available to the public, other than as a direct or indirect result of a disclosure by Employee.

                  (b) CONFIDENTIALITY COVENANT. Employee agrees that in the course of his employment with the Company, he has acquired or obtained knowledge or information about the "Confidential Information" as defined above. Employee understands and agrees that such information has been disclosed to him in confidence and for use only on behalf of the Company. Employee understands and agrees that (i) he will keep such Confidential Information strictly confidential at all times, (ii) he will not directly or indirectly disclose, communicate or otherwise reveal any Confidential Information to any Person, and (iii) he will not make use of any Confidential Information on his own behalf or on behalf of any other Person. In the event that Employee receives a subpoena or any other written or oral request by any court or governmental authority for any Confidential Information, or any other information concerning the Company or any affiliate, Employee shall, within two (2) business days from his actual notice of the service of such subpoena or other request, notify the Company in writing, and provide a copy to the Company of such subpoena or other request if in writing, and/or disclose the nature of the request for information if oral.

                  (c) RETURN OF MATERIALS. Employee has returned or will immediately return to the Company, without making or retaining any copy, duplicates, reproductions, excerpts or other records of, all Confidential Information, whether written or electronically created or stored, including all copies, summaries, and abstracts thereof, and all memoranda, notes, records, reports, books, letters, customer lists, manuals, and other writings or documents whatsoever pertaining thereto. Employee shall also leave with or return to the Company all Company credit cards, keys, computer access codes,


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disks and any other physical or personal property of the Company that the
Employee received, prepared, or helped to prepare in connection with his employment.

                  (d) INTELLECTUAL PROPERTY. During the term of Employee's employment with the Company, Employee had access to ideas, improvements, techniques, modifications, processes, inventions, developments, discoveries, trade secrets, trademarks, service marks, copy rights, trade names, business plans and any work of authorship of the Company ("Intellectual Property") developed, conceived, created, made, devised, discovered, acquired or acquired knowledge of, by Employee, either by himself or in conjunction with any other person, which related to, directly or indirectly, or may be useful in any manner in, the business of the Company or its Affiliates, and any such item that is based upon or utilizes Confidential Information, whether or not the Company or its Affiliates obtains a patent, trademark, service mark or copyright thereon. Employee hereby agrees that the Intellectual Property is and shall remain the sole and exclusive property of the Company. Employee hereby acknowledges that all of Employee's writing, works of authorship and other Intellectual Property during the Employment Period were works made for hire and the property of the Company, including patents, trademarks, service marks, copyrights and other intellectual property rights pertaining thereto. Employee shall, at the request and cost of the Company or any of its Affiliates, render reasonable assistance, at the Company's expense, as the Company deems necessary or desirable to secure, prosecute and/or defend the rights thereto by patent, trademark, service mark, copyright to otherwise to the Company or its Affiliates, including without limitation the assignment, transfer and conveyance to the Company or its Affiliates of all of Employee's right, title and interest in and to the Intellectual Property. The foregoing agreements and obligations do not apply to any Intellectual Property that pertains primarily to the business of Mercator.

         9. GUARANTY BY METRETEK. Metretek hereby guarantees the full and prompt payment and performance by the Company of its obligations to make payments to Employee under Section 4(a) hereof and the obligation of the Company to pay the consulting fees required to be paid to New Mercator pursuant to Section 6 hereof and pursuant to the Consulting Agreement. This Guaranty is an absolute and unconditional guaranty of payment and of performance. Metretek's liability hereunder, is direct and may be enforced immediately without Employee being required to resort to any other right, remedy, or security, and this Guaranty shall be enforceable immediately against Metretek after Company's failure to comply with the terms of this Agreement or the Consulting Agreement, without the necessity for any suit or proceedings on Employee's part of any kind or nature whatsoever against Company, and without the necessity of (i) any notice of non-payment, non-performance, or non-observance, (ii) the continuance of any such default, (iii) notice of acceptance of this Guaranty or of Employee's intention to act in reliance hereon, or (iv) other notice or demand to which Metretek might otherwise be entitled prior to Employee's enforcement of this Guaranty, all of which Metretek hereby waives: provided, however, that Metretek does not waive, and shall be entitled to assert against Employee if he attempts to enforce the guaranty, any defense or claim that the Company is entitled to assert in good faith against Employee hereunder. Metretek hereby expressly agrees that the validity of this Guaranty and the obligations of Metretek hereunder shall in no manner be terminated, affected or impaired by reason of the assertion or the failure to assert by Employee against Company any of the rights or remedies pursuant to the provisions of this Agreement or the Consulting Agreement.

         10. REPRESENTATIONS AND WARRANTIES.

                  (a) REPRESENTATIONS AND WARRANTIES OF EMPLOYEE. In order to induce the Company, Metretek and Mercator to enter into and to perform their obligations under this Agreement, Employee



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and New Mercator hereby represent, warrant and covenant to and for the benefit of the Company, Metretek and Mercator as follows:

                           (i) AUTHORITY OF THE EMPLOYEE. Employee has all
requisite right, capacity, power and authority to execute and deliver this Agreement and to perform his obligations hereunder including, but not limited to, the sale of the Company Shares to the Company. Neither the execution and delivery by Employee of this Agreement nor the consummation by the Employee of his obligations hereunder will directly or indirectly, violate, conflict with, or constitute a breach of or default under any contract, agreement, obligation, note, security agreement, mortgage, lease, loan agreement or other agreement or commitment to which Employee is a party or by which he is bound.

                           (ii) AUTHORITY OF THE NEW MERCATOR. New Mercator has
all requisite right, capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Neither the execution and delivery by the Employee Company of this Agreement nor the consummation by New Mercator of his obligations hereunder will directly or indirectly, violate, conflict with, or constitute a breach of or default under; (A) the Articles of Organization and Operating Agreement of New Mercator; (B) any federal, state, or local law, rule, regulation, statute or ordinance; or (C) any contract, agreement, obligation, note, security agreement, mortgage, lease, loan agreement or other agreement or commitment to which New Mercator is a party or by which it or its assets are bound.

                           (iii) ENFORCEABILITY. This Agreement constitutes a
legal, valid and binding obligation of Employee and New Mercator, enforceable against Employee and New Mercator in accordance with its terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws generally relating to or affecting the enforcement of creditors' rights and remedies and by general privileges of equity, whether applied in a proceeding in equity or at law. No consent, authorization, permit or approval of, or notice to or filing with, or waiver by, any Governmental Authority or any other Person is necessary for Employee and New Mercator to execute and deliver this Agreement or to perform their respective obligations hereunder.

                           (iv) PROCEEDINGS. There are no actions, suits,
arbitration, investigation or other proceedings ("Proceedings") are pending or, to the best of Employee's knowledge, threatened by or before any court, arbitrator, or Governmental Authority involving Employee or New Mercator directly or indirectly affecting the ability of Employee or New Mercator to enter into this Agreement or to perform their respective obligations hereunder.

                           (v) OWNERSHIP OF EMPLOYEE SHARES. Employee is the
sole legal, beneficial and record owner of, and has good, valid and marketable title to, the Employee Shares, free and clear of any restrictions on transfer, mortgages, pledges, security interests, liens, charges, equities, claims, trusts, encumbrances, agreements, rights on first refusal, limitations of voting rights, sale or obligations to other rights, restrictions or limitations of any kind or nature whatsoever, except for the Stockholders Agreement.

                  (b) REPRESENTATIONS AND WARRANTIES OF THE COMPANY, METRETEK AND MERCATOR. In order to induce Employee and New Mercator to enter into and perform their obligations under this Agreement, the Company, Metretek and Mercator hereby represent, warrant, and covenant to for the benefit of Employee as follows:



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                           (i) AUTHORITY. Except for the approval and consent of
the National Bank of Canada, each of the Company, Metretek and Mercator has all requisite right, capacity, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Except for the approval and consent of the National Bank of Canada, neither the execution or the delivery by the Company, Metretek and Mercator of this Agreement nor the consummation by them of their obligations hereunder will directly or indirectly, violate, conflict with, or constitute a breach of or default under (A) its Certificate of Incorporation or Bylaws; (B) any federal, state, or local law, rule, regulation, statute or ordinance; or (C) any contract, agreement, obligation, note, security agreement, mortgage, lease, loan agreement or other agreement or commitment to which it is a party or by which they are bound.

                           (ii) ENFORCEABILITY. This Agreement constitutes a
legal, valid and binding obligation of the Company, Metretek and Mercator, enforceable against each of them in accordance with its terms, except as such enforcement may be limited by any applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws generally relating to or affecting the enforcement of creditors' rights and remedies and by general privileges of equity, whether applied in a proceeding in equity or at law. No consent, authorization, permit or approval of, or notice to or filing with, or waiver by, any Governmental Authority or any other Person is necessary for the Company, Metretek and Mercator to execute and deliver this Agreement or to perform its obligations hereunder.

                           (iii) PROCEEDINGS. There are no Proceedings pending
or, to the best of Employee's knowledge, threatened by or before any court, arbitrator, or Governmental Authority against the Company, Metretek and Mercator directly or indirectly affecting their ability to enter into this Agreement or to perform their obligations hereunder.

         11. MUTUAL RELEASE.

                  (a) RELEASE BY EMPLOYEE. Employee, on his own behalf and on behalf of any present and future spouse, heirs, estate, successors and assigns, hereby irrevocably, fully, finally and forever releases and discharges the Company, Metretek and Mercator and any parents, subsidiaries, affiliates and their respective officers, directors, shareholders, employees, agents and representatives, and their successors and assigns (the "Company Released Parties") from and against any and claims, demands, obligations, responsibilities and causes of actions of any kind or nature whatsoever, whether statutory, tort, contract or any other theory of recovery, in law or equity, and whether now known or unknown, which Employee now has, ever had or in the future may have accruing on or at any time prior to the date hereof, based on or in any way relating to the Company, Metretek or Mercator, and the Termination Instruments and Employee's employment with the Company or the termination of that employment, including, but not limited to, any and all claims of Employee:

                           (i) arising or which may arise out of or relating to
Employee's relationship with the Company, Metretek or Mercator as an officer, director, employee, shareholder, creditor or any other capacity;

                           (ii) arising under the Terminated Instruments and any
other contract, expressed or implied, written or oral (except as otherwise expressly provided herein);

                           (iii) for wrongful dismissal or termination of
employment;



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                           (iv) relating to back wages, salary, overtime,
bonuses, commissions, reinstatement, insurance coverage, benefits, premiums, medical expenses, business expenses, or other employee compensation or benefits;

                           (v) arising under any applicable federal, state,
local or foreign statute, law, order, ordinance, regulation or the like, or case law, that relate to employment or employment practices, including those that prohibit discrimination based upon age, race, color, religion, sex, national origin, handicap, disability or any other protected characteristic or unlawful basis, including, but not limited to, any claim under the Age Discrimination in Employment Act of 1967 (as amended by the Older Worker's Benefit Protection Act of 1990), the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act of 1963, the Fair Labor Standards Act, Section 1981 of the Civil Rights Acts of 1866 and 1871, the Vietnam Era Veterans Readjustment Assistance Act, the Family Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1990, the American with Disability Act of 1992 (each of such Acts, as amended), and any similar statutes, laws, orders, ordinances, regulations or the like, or case law, of the State of Colorado, or any political subdivision thereof;

                           (vi) arising under or based upon any other federal,
state, local or foreign statute, law, order, rule, regulation, ordinance on the like, or case law;

                           (vii) related to wrongful or retaliatory discharge,
breach of contract, harassment, tortious or harassing conduct, breach of public policy, infliction of emotional or mental injury or distress, physical or mental injury, pain and suffering, negligent and intentional torts, fraud, misrepresentation, defamation, libel, slander, interference with contract, breach of fiduciary duty or any other theory of recovery by Employee as an employee or concerning compensation, wages, hours, or terms or conditions; and

                           (viii) any and all claims for damages, including
without limitation, punitive or compensatory damages, or for attorney's fees, expenses, costs, wages, injunctive or equitable relief;

provided, however, that such release and discharge shall not apply to the Company's obligations to indemnify and hold Employee harmless from and against any and all costs, including attorney's fees, and liabilities that Employee may incur as a result of having been an officer, director or employee of the Company, and the Company hereby agrees to indemnify and hold Employee harmless from and against any and all costs and liabilities to the extent permitted by Delaware laws and the Company's Certificate of Incorporation and Bylaws.

                  (b) RELEASE BY THE COMPANY. The Company, Metretek and Mercator, for themselves, their officers, directors, shareholders, employees, agents, representatives, successors and assigns, do hereby irrevocably, fully, finally and forever release and discharge any and all claims and rights they may have against, Employee, and his spouse, heirs, executors, administrators, representatives, successors and assigns ("Employee Related Parties") from and against any and claims, demands, obligations, responsibilities and causes of actions of any kind or nature whatsoever, whether statutory, tort, contract or any other theory of recovery, in law or equity, and whether now known or unknown, which Company now has, ever had or in the future may have accruing on or at any time prior to the date hereof, based on or in any way relating to the Employee, to Employee's employment with the Company or the termination of that employment including but not limited to, any and all claims:



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                           (i) arising or which may arise out of or relating to
Employee's relationship with the Company, Metretek or Mercator as an officer, director, employee, shareholder, creditor or any other capacity;

                           (ii) arising under the Terminated Instruments and any
other contract, expressed or implied, written or oral (except as otherwise expressly provided herein);

                           (iii) for wrongful dismissal or termination of
employment;

                           (iv) relating to back wages, salary, overtime,
bonuses, commissions, reinstatement, insurance coverage, benefits, premiums, medical expenses, business expenses, or other employee compensation or benefits;

                           (v) arising under any applicable federal, state,
local or foreign statute, law, order, ordinance, regulation or the like, or case law, that relate to employment or employment practices, including those that prohibit discrimination based upon age, race, color, religion, sex, national origin, handicap, disability or any other protected characteristic or unlawful basis, including, but not limited to, any claim under the Age Discrimination in Employment Act of 1967 (as amended by the Older Worker's Benefit Protection Act of 1990), the Civil Rights Act of 1964, the Civil Rights Act of 1991, the Equal Pay Act of 1963, the Fair Labor Standards Act, Section 1981 of the Civil Rights Acts of 1866 and 1871, the Vietnam Era Veterans Readjustment Assistance Act, the Family Medical Leave Act of 1993, the Employee Retirement Income Security Act of 1990, the American with Disability Act of 1992 (each of such Acts, as amended), and any similar statutes, laws, orders, ordinances, regulations or the like, or case law, of the State of Colorado, or any political subdivision thereof;

                           (vi) arising under or based upon any other federal,
state, local or foreign statute, law, order, rule, regulation, ordinance on the like, or case law;

                           (vii) related to wrongful or retaliatory discharge,
breach of contract, harassment, tortious or harassing conduct, breach of public policy, infliction of emotional or mental injury or distress, physical or mental injury, pain and suffering, negligent and intentional torts, fraud, misrepresentation, defamation, libel, slander, interference with contract, breach of fiduciary duty or any other theory of recovery by Employee as an employee or concerning compensation, wages, hours, or terms or conditions; and

                           (viii) any and all claims for damages, including
without limitation, punitive or compensatory damages, or for attorney's fees, expenses, costs, wages, injunctive or equitable relief.

                  (c) LIMITATION ON RELEASE. The foregoing releases in this
Section 11 shall not apply to and shall not release or waive any rights or claims of any party hereto may have related to this Agreement or the Consulting Agreement.

                  (d) WAIVER. The parties hereto understand that this release covers claims which the parties know about as well as claims the parties may not know about. The parties hereto expressly waive all rights under Section 1542 of the California Civil Code, which Section the parties hereto have read and understood, and which provides as follows:

                  "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected this settlement with the debtor."

         12. COVENANT NOT TO SUE.

                  (a) BY EMPLOYEE. Employee represents, warrants and covenants to and for the benefit of the Company, Metretek and Mercator that:

                           (i) NO EXISTING PROCEEDINGS. Neither he nor any
person acting by, through or on behalf of him has filed any Proceeding against any Company Released Party with any court, arbitrator or governmental authority.

                           (ii) COVENANT NOT TO SUE. He will not, directly or
indirectly, commence, file, encourage or participate in any Proceedings against any Company Released Party with respect to any matter released in Section 11 hereof, unless and until required to do so by court order or pursuant to a lawful subpoena.

                           (iii) NO ASSIGNMENT OF CLAIMS. He has not assigned or
otherwise transferred, by way of subrogation, operation of law, or otherwise, any right to any other person to assert any claims of any kind or character against any Company Released Party.

                  (b) BY THE COMPANY, METRETEK AND MERCATOR. The Company, Metretek and Mercator hereby represents, warrants and covenants to and for the benefit of Employee that:

                           (i) NO EXISTING PROCEEDINGS. Neither they nor any
person acting by, through or on their behalf have filed any Proceeding against any Employee Release Party with any court, arbitrator or governmental authority.

                           (ii) COVENANT NOT TO SUE. They will not, directly or
indirectly, commence, file, encourage or participate in any Proceedings against any Employee Released Party with respect to any matter released in Section 11 hereof, unless and until required to do so by court order or pursuant to a lawful subpoena.

                           (iii) NO ASSIGNMENT OF CLAIMS. They have not assigned
or otherwise transferred, by way of subrogation, operation of law, or otherwise, any right to any other person to assert any claims of any kind or character against any Employee Released Party.

         13. NON-ADMISSION. This Agreement and/or any payments made hereunder are not intended to be, shall not be construed as, and are not an admission or confession by any party hereto of any wrongdoing or illegal or actionable acts or omissions. This Agreement shall not be admissible evidence in any judicial, administrative or any other legal proceeding, except solely in connection with construction of the terms of the Agreement and its enforcement. Employee hereby represents and agrees to each other party hereto that he or it shall not directly or indirectly make, and shall not authorize any person to make, (i) any written or oral statements, suggestions, or representations that any party hereto has made or implied any such admission or confession; or (ii) any written or oral negative, disparaging or adverse statements, suggestions and representations of or concerning any released party; and (iii) Metretek may make any disclosure required under applicable federal or estate securities laws of the rules and regulations of the Nasdaq stock market, provided such disclosure is approved by Employee, which approval shall not be unreasonably withheld or delayed.

         14. CONFIDENTIALITY OF THIS AGREEMENT. Each party hereto covenants and agrees not to disclose, directly or indirectly, to any person any information concerning the underlying facts, claims, terms, amounts or existence of this Agreement, or the substance of any discussions or negotiations leading up to this Agreement. Notwithstanding the foregoing; (i) a party may disclose any information required to comply with applicable federal, state or local tax laws, required by legal process of any court or governmental authority; (ii) in response to any inquiry a party may describe the positions Employee held and the compensation he received, the job duties and functions he performed, and the date of commencement and termination of his employment; (iii) Metretek may make any disclosure required under applicable federal or state securities laws or the rules and regulations of the Nasdaq Stock Market, provided such disclosure is approved by Employee, which approval shall not be unreasonably withheld or delayed, and provided further that Employee approval shall not be required for the repeat of any such disclosure that has been previously approved by Employee;
(iv) a party may disclose the Agreement to legal counsel for purposes of negotiating the Agreement and or enforcing or defending the party's rights hereunder; and (v) a party may disclose so much of the Agreement as is necessary for purposes of the preparation of federal and state income tax returns. The parties agree that it would be difficult to ascertain the amount of a party's damages in the event of a material breach of this Section 14, and that accordingly the parties agree that in the event of a material breach of this
Section 14 the non-breaching party shall be entitled to recover from the breaching party liquidated damages in the amount of $25,000. The parties hereby agree that $25,000 represents a reasonable estimate of the damages that would be incurred as a result of a breach of this Section 14 and that it is not to be considered a penalty.

         15. REASONABLE COOPERATION. Each of the parties hereto agrees with all other parties hereto to fully cooperate and take all additional actions and execute, deliver and file all additional documents, instruments, and releases that may be reasonably necessary or appropriate to give effect and implement the purposes, intentions and terms of this Agreement.

         16. VOLUNTARY COUNSEL AND ACT. Employee acknowledges and agrees that he has had an adequate opportunity and reasonable time to review this Agreement and its terms. He understands all of the terms of this Agreement, and agrees that such terms are fair, reasonable and not the result of any fraud, duress, coercion, pressure or undo influence exercised by or on behalf of any Released Parties. Employee has agreed to enter into this Agreement and all the terms hereof knowingly, freely and voluntarily. He has been encouraged to and has had the opportunity to be represented and advised by independent counsel representing his independent interests.

         17. CONSIDERATION AND REVOCATION PERIODS. By executing this Release, Employee acknowledges: (i) Employee was offered a minimum of 21 days to review this Release and to consider whether to sign this Release and has either accepted or waived such period; (ii) Employee has been advised that he has 7 days following execution of this Agreement to revoke this Agreement (the "Revocation Period") and which revocation must be in writing and delivered to the Company at its principal executive offices (attention: The President), either in person or by mail within such 7 day period. Assuming the Employee does not revoke this Agreement during the Revocation Period, the later of (i) the first day after the expiration of the Revocation Period, and (ii) the day of Metretek's receipt of the required consent and waiver by the Bank is referred to herein as the "Effective Date". Notwithstanding anything to the contrary contained herein, this Agreement shall not be effective or enforceable, and the obligation of the parties under Sections 2 through 7 of this Agreement shall not become effective, until the Effective Date, and then only if the Revocation Period has expired without Employee revoking this Agreement. Notwithstanding anything to the contrary contained herein, this Agreement shall not be effective or enforceable, and the obligation of the parties under Sections 2 through 7 of this Agreement shall not become effective, and Employee's resignations under Section 1 shall be rescinded, ab initio, unless the Effective Date is on or before April 17, 2001.

         18. GENERAL PROVISIONS.

                  (a) GOVERNING LAW AND JURISDICTION. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Colorado. Any action or proceeding in connection with this Agreement may be brought only in a state or federal court located in Denver, Colorado. Employee hereby irrevocably submits to the non-exclusive jurisdiction of such courts and waives any objections he may now or hereafter have as to the venue of any such action or proceeding brought in any such court, or that any such court deems in a convenient form.

                  (b) ENTIRE AGREEMENT; AMENDMENT. This Agreement, including the Schedules and Exhibits hereto, constitutes the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous negotiations, discussions, understandings, arrangements, representations, warranties, agreements and understandings, whether written or oral. This Agreement may not be amended or modified in whole or in part except in a writing signed by all parties hereto.

                  (c) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon each party hereto and his or spouse, heirs, executors, administrators, representatives, successors and permitted assigns. No party hereto shall have the right to assign this Agreement or any of his or its obligations or rights hereunder without the prior written consent of all other parties hereto.

                  (d) COUNTERPART. This Agreement may be executed in one or more counterparts, including counterparts executed by less than all parties hereto, each of which shall be deemed to be original, but all of which shall together constitute one in the same instruments.

                  (e) PRONOUNS. The number and gender of each pronoun used in this Agreement and the term "person" or "person" or the like shall be construed to mean both the number and gender of the individual, corporation, limited liability company, partnership, firm, trust, agency, government authority and other entity as the context, circumstance or its antecedent may require.

                  (f) HEADINGS. The headings used in this Agreement are solely for convenience of reference and shall be given no effect in the construction or in the interpretation of this Agreement.

                  (g) SPECIFIC PERFORMANCE. The parties hereto acknowledge and agree that the transactions contemplated by this Agreement are unique in that remedies of law for any breach or threatened breach of this Agreement would be an inadequate remedy for any loss, and that any defense in any action for specific performance that a remedy at law would be adequate is hereby specifically waived. Accordingly, in the event of any actual or threatened breach of any of the terms of this Agreement, the non-breaching party shall have the right of specific performance and injunctive relief given affect to its right under this Agreement, in addition to any and all of the rights and remedies, at law or in equity, and also its rights and remedies are cumulative.

                  (h) NOTICES. Any and all notices, demands, requests, elections and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given (i) upon personal delivery;
(ii) upon confirmation of receipt when sent by facsimile transmission; (iii) one business day after deposit during normal business hours with a nationally recognized overnight courier, specifying next business day delivery, with written verification of receipt; (iv) five business days after being sent by first class (certified or registered) mail, postage prepaid, return receipt requested, in each case to the following addresses:

                                 If to the Company, to:

                                 PowerSpring, Inc.
                                 600 17th Street, Suite 800 North
                                 Denver, Colorado  80202-5462
                                 Attn:  A. Bradley Gabbard, President
                                 Telephone:  (303) 825-1100
                                 Facsimile:  (303) 825-2300

                                 With copies to:

                                 Metretek Technologies, Inc.
                                 600 17th Street, Suite 800 North
                                 Denver, Colorado  80202-5462
                                 Attn:  W. Phillip Marcum
                                 Telephone:  (303) 416-9200
                                 Facsimile:  (303) 416-9202
                                 and:

                                 Kegler, Brown, Hill & Ritter Co., L.P.A.
                                 65 E. State Street, Suite 1800
                                 Columbus, Ohio  43215
                                 Attn: Paul R. Hess, Esq.
                                 Telephone:  (614) 462-5441
                                 Facsimile:  (614) 464-2634

                                 If to Employee or New Mercator, to:

                                 John A. Harpole
                                 5865 S. Clayton Ct.
                                 Greenwood Village, Colorado 80121
                                 Telephone: (303) 713-0700

                                 or at:

                                 600 17th Street, Suite 800 North
                                 Denver, Colorado  80202-5462
                                 Telephone:  (303) 825-1100
                                 Facsimile:  (303) 825-2300

                                 With a copy to:

                                 Ducker, Montgomery, Lewis & Aronstein, P.C.
                                 1560 Broadway, Suite 1400
                                 Denver, Colorado 80202
                                 Attn:  Paul T. Ruttum, Esq.
                                 Telephone:  (303) 861-2828
                                 Facsimile:  (303) 861-4017

Any party hereto may send any notice, demand, request, election or other communication to the intended recipient at its address set forth above using any other means (such as expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, demand, request or other communication shall be deemed to have been given until it is actually received by the recipient. Any party hereto may change its designated address by giving written notice to all other parties.

                  (i) WAIVER. The obligations of any party hereunder may be waived only with the written consent of the party or parties entitled to the benefits the obligations so involved. Any waiver of a breach or violation of or default under any provision of this Agreement shall not be construed or operate as, or constitute, a waiver of any other or subsequent breach or violation of or default under that provision or any other provision of this Agreement. The failure of any party to insist upon strict compliance with any provision of this Agreement on any one or more occasions shall not be construed or operate as, or constitute, a continuing waiver of, or an estoppel of that party's right to insist upon strict compliance with, that provision or any other provision of this Agreement.

                  (j) SEVERABILITY. The provisions of this Agreement shall be deemed severable. If any provision of this Agreement is determined to be illegal, invalid or unenforceable in any situation: (i) the parties hereto shall agree to a suitable and equitable provision to be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision; and (ii) the remainder of this Agreement shall remain in full force and effect, and the application of such provision in any other situation shall not be affected.

                  (k) COUNTERPARTS. This Agreement may be executed in any number of counterparts (including counterparts executed by less than all parties hereto), each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

                  (l) HEADINGS. The headings used herein are solely for convenience of reference and shall not be given any effect in the construction or interpretation of this Agreement.

                  (m) NO THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, in intended to create or confer and shall not be construed or operate as creating or conferring, any rights or remedies under or by reason of this Agreement, upon any Person other than the parties hereto and their respective successors and permitted assigns.

                  (n) BEST EFFORTS. Each of the parties hereto shall act in good faith and use its best efforts to bring about the transactions contemplated by this Agreement.

                  (o) EXPENSES. Except as otherwise expressly provided herein, each of the parties to this Agreement shall pay its own costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby.

                  (p) CONSTRUCTION. In the event an ambiguity or question or intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party hereto by virtue of the authorship of any of the provisions of this Agreement.

                  (q) SPECIFIC PERFORMANCE. Each of the parties hereto acknowledges and agrees that the other parties hereto would suffer irreparable damage for which an adequate remedy at law would not be available in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or otherwise is breached. Accordingly, each of the parties hereto agrees that the non-breaching parties shall be entitled to an injunction, restraining order or other form of equitable relief from any court of competent jurisdiction to prevent breaches of, and to specifically enforce, the provisions of this Agreement.

                  (r) WAIVER OF SET OFF. Upon Employee's performance of his obligations under Sections 2(a) and 5 of this Agreement, the Company and Metretek waive all claims of set off that they may have against Employee either under this Agreement or as a result of any other act, omission or occurrence of any kind or nature whatsoever, whether known or unknown. Upon the performance by the Company, Metretek and Mercator of their obligations under Sections 2(a) and 4 of this Agreement, Employee waives all claims of set off that he may have against the Company, Metretek or Mercator either under this Agreement or as the result of any other act, omission or occurrence of any kind or nature whatsoever, whether known or unknown.

                  (s) INTERPRETATION OF CERTAIN PROVISIONS. Except as otherwise expressly provided herein, as used in this Agreement:

                           (i) Any reference to any federal, state, local or
foreign statute or law shall be deemed also to include a reference to all rules and regulations promulgated thereunder.

                           (ii) The term "including" means "including, without
limitation".

                           (iii) The term "Entity" means any corporation,
partnership, limited liability company, joint venture, association, trust, unincorporated organization, estate, or any other form of business or entity.

                           (iv) The term "Governmental Authority" means any
federal, state, local or foreign government, quasi-governmental administration or regulatory body, agency or authority.

                           (v) The term "Person" means and includes any
individual, Entity or Governmental Authority.

                           (vi) The number and gender of each noun and pronoun
and the terms "Person" and "Persons" and the like shall be construed to mean such number and gender as the context, the circumstances or its antecedent may require.

                           (vii) The terms "hereof", "herein", "hereunder" and
words of similar import refer to this Agreement as a whole, and not to any Section, subsection or clause of this Agreement.

                           (viii) Each reference to an Article or a Section
means such Article or Section of this Agreement.

                           (ix) Each reference to a SCHEDULE or EXHIBIT means
such SCHEDULE or EXHIBIT to this Agreement.

(Next page is the Signature Page)

                                 SIGNATURE PAGE
                                 --------------



                 NOTICE - - PLEASE READ CAREFULLY BEFORE SIGNING

         THIS TERMINATION AGREEMENT AND MUTUAL RELEASE IS A LEGALLY BINDING DOCUMENT WITH IMPORTANT LEGAL CONSEQUENCES, INCLUDING A RELEASE OF ALL CLAIMS, KNOWING AND UNKNOWING.

         TO EMPLOYEE: YOU ARE ENTITLED TO A PERIOD OF AT LEAST TWENTY-ONE (21) CALENDAR DAYS IN WHICH TO REVIEW AND CONSIDER THIS DOCUMENT BEFORE SIGNING IT. YOU ALSO HAVE THE RIGHT TO REVOKE THIS AGREEMENT WITHIN SEVEN (7) CALENDAR DAYS AFTER SIGNING IT, BY DELIVERING A WRITTEN NOTICE OF REVOCATION TO A. BRADLEY GABBARD, PRESIDENT, POWERSPRING, INC. 600 17TH STREET, SUITE 800 NORTH, DENVER, COLORADO 80202, WITHIN SUCH SEVEN (7) DAY PERIOD. YOU ARE STRONGLY ENCOURAGED TO CONSULT WITH YOUR OWN ATTORNEY BEFORE SIGNING THIS DOCUMENT. BY SIGNING BELOW, YOU ACKNOWLEDGE THAT YOU HAVE READ, FULLY UNDERSTOOD AND VOLUNTARILY AGREED TO ALL OF THE PROVISIONS CONTAINED IN THIS TERMINATION AGREEMENT AND MUTUAL RELEASE.

         TO ALL PARTIES: EACH OF THE UNDERSIGNED PARTIES STATES THAT HE OR IT HAS CAREFULLY READ THE FOREGOING AND UNDERSTAND THE CONTENTS THEREOF, AND THAT EACH EXECUTES THE SAME AS HIS OR ITS OWN FREE AND VOLUNTARY ACT.

         IN WITNESS WHEREOF, the parties hereto have executed and delivered this Termination Agreement and Mutual Release as of the date set forth below.

                                            EMPLOYEE:

                                            /s/ John A. Harpole
                                            ------------------------------------
                                            John A. Harpole


                                            MERCATOR ENERGY, LLC


                                            By: /s/ John A. Harpole
                                                -------------------------------

                                            Its: President
                                                 ------------------------------


                                            POWERSPRING, INC.


                                            By: /s/ A. Bradley Gabbard
                                                -------------------------------

                                            Its: President
                                                 ------------------------------

                                            METRETEK TECHNOLOGIES, INC.


                                            By: /s/ A. Bradley Gabbard
                                                -----------------------------

                                            Its: Executive Vice President
                                                 ----------------------------



                                            MERCATOR ENERGY INCORPORATED


                                            By: /s/ A. Bradley Gabbard
                                                -----------------------------

                                            Its: Vice President
                                                 ----------------------------

                             SCHEDULES AND EXHIBITS
                             ----------------------



                         Schedules and Exhibits will be
                     furnished supplementally upon request.